EXHIBIT 3.1

                          (SEAL OF THE STATE OF TEXAS)
                               THE STATE OF TEXAS

                          CERTIFICATE OF INCORPORATION

                                       OF

                         MANGUM ACQUISITION CORPORATION
                             CHARTER NUMBER 01580271


      THE UNDERSIGNED, AS SECRETARY OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW,

      ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

      ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.


DATED APR. 24, 2000

EFFECTIVE APR. 24, 2000

((GOLD INK) SEAL OF THE STATE OF TEXAS)

                                              /S/ELTON BOMER
                                                 Elton Bomer, Secretary of State

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